David  T.  Thomson  P.C.
Certified Public Accountant

                       Consent of Independent Accountant.

I consent to the inclusion in the Offering Circular my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated February 4, 2001, on my audit of the financial statements of Power Save International, Inc. for the years ended December 31, 2000, 1999 and 1998.

David  T.  Thomson, P.C., signed,

Salt Lake City, Utah,
February 20, 2001
P.O. Box 571605
Murray, Utah 84157
801 966 9481.



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